As filed with the Securities and Exchange Commission on October 25, 1996
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        APPLIED MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


           WASHINGTON                      7373                  91-1074996
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                             5020 148th Avenue N.E.
                            Redmond, Washington 98052
                                 (206) 882-2000


               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                  -------------

                        Applied Microsystems Corporation
                           1992 Performance Stock Plan


                                  -------------

                         A. James Beach, Vice President
                           and Chief Financial Officer
                             5020 148th Avenue N.E.
                            Redmond, Washington 98052
                                 (206) 882-2000


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of Each Class of        Amount to be     Proposed Maximum                 Amount of Registration
Securities to Be Registered   Registered (1)   Aggregate Offering Price (2)     Fee
------------------------------------------------------------------------------------------------------
Common Stock                   250,000 shares  $3,359,375                       $1,158.41
======================================================================================================


(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices reported by the Nasdaq Stock Market on October 23, 1996.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents are incorporated in this Registration Statement by reference:

         1. The Registrant's Registration Statement on Form S-8 filed on April 8, 1996 (Commission File No. 333-3410);

         2. The Registrant's Annual Report on Form 10-K filed April 1, 1996 (Commission File No. 33-97002);

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (Commission File No. 0-26778); and

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (Commission File No. 0-26778)

        All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

        Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     II--1

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 3rd day of October, 1996.

                                   APPLIED MICROSYSTEMS CORPORATION



                                   By /s/ A. James Beach
                                      ------------------------------------------
                                      A. James Beach
                                      Vice President and Chief Financial Officer


                                POWER OF ATTORNEY


        Each person whose signature appears below hereby constitutes and appoints Robert L. Deinhammer and A. James Beach and each of them severally, his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in his name and on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Commission.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.


     SIGNATURE                    TITLE                              DATE
     ---------                    -----                              ----

/s/ Robert L. Deinhammer       President, Chief Executive        October 3, 1996
------------------------       Officer (Principal
Robert L. Deinhammer           Executive Officer)


/s/ A. James Beach             Vice President, Secretary,        October 3, 1996
------------------------       Treasurer and Chief
A. James Beach                 Financial Officer
                               (Principal Financial and
                               Accounting Officer)


/s/ Anthony Miadich            Chairman of the Board of          October 3, 1996
------------------------       Directors
Anthony Miadich



                                     II--2

     SIGNATURE                    TITLE                              DATE
     ---------                    -----                              ----

/s/ Elwood D. Howse, Jr.       Director                          October 2, 1996
-------------------------
Elwood D. Howse, Jr.


/s/ Paul N. Risinger           Director                          October 8, 1996
-------------------------
Paul N. Risinger


/s/ David E. Stitt             Director                          October 2, 1996
-------------------------
David E. Stitt




                                     II--3

EXHIBIT
NUMBER       DESCRIPTION

  5          Opinion of Graham & James LLP/Riddell Williams P.S.

 10          Amendment to Applied Microsystems Corporation 1992
             Performance Stock Plan (incorporated by reference from
             Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 0-26778).

  23.1       Consent of Graham & James LLP/Riddell Williams P.S.
             (included in Exhibit 5)

  23.2       Consent of Ernst & Young LLP, Independent Auditors

  24         Powers of Attorney (included on signature pages)